Exhibit 99.1

LaBranche & Co Inc.
Jeffrey A. McCutcheon
Senior Vice President & Chief Financial Officer
(212) 820-6220

FOR IMMEDIATE RELEASE

LABRANCHE & CO INC. ANNOUNCES INTENT TO REPURCHASE

UP TO 15 MILLION SHARES OF ITS COMMON STOCK

AT A PRICE OF $4.60 PER SHARE

THROUGH A TENDER OFFER

NEW YORK, January 29, 2010 — LaBranche & Co Inc. (NYSE: LAB) (the “Company”) announced that it expects to commence a tender offer later today to purchase up to 15 million shares of its common stock at a price of $4.60 per share. The tender offer is expected to begin today, January 29, 2010, and to expire at 5:00 p.m., New York City time, on March 1, 2010, unless extended. The number of shares proposed to be purchased in the tender offer represents approximately 29.1% of the Company’s currently outstanding shares. Tenders of shares must be made prior to the expiration of the tender offer and may be withdrawn at any time prior to the expiration of the tender offer.

Upon the terms and subject to the conditions of the tender offer, the Company’s stockholders will have the opportunity to tender some or all of their shares at a price of $4.60 per share. If stockholders tender more than 15 million shares, the Company will purchase the shares tendered by those stockholders, subject to proration and certain other factors. The tender offer will not be contingent upon any minimum number of shares being tendered. The tender offer, however, will be subject to certain conditions.

None of the Company, its board of directors, the depositary, or the information agent is making any recommendations to stockholders as to whether to tender or refrain from tendering their shares in the tender offer. Stockholders must decide how many shares they will tender, if any. The terms and conditions of the tender offer will be described in an offer to purchase (the “Offer to Purchase”) and related letter of transmittal (the “Letter of Transmittal”) to be distributed to holders of the Company’s common stock.

George M.L. LaBranche, IV, the Company’s Chairman, Chief Executive Officer and President has advised the Company that he intends to tender 500,000 shares of the 3,701,094 shares he beneficially owns (representing 0.9% of the outstanding shares) in the tender offer. Other than Mr. LaBranche, all of our directors and executive officers have advised the Company that they do not intend to tender any of their shares in the tender offer. Additionally, the Company may repurchase up to an additional $31 million worth of its common stock following the completion or termination of the tender offer under its current stock repurchase program.

The information agent for the tender offer is Morrow & Co., LLC, and the depositary is BNY Mellon Shareowner Services. The Offer to Purchase, the Letter of Transmittal and related documents shortly will be mailed to stockholders of record and also will be made available for distribution to beneficial owners of the Company’s common stock. For questions and information, please call the information agent toll-free at (800) 607-0088.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF LABRANCHE & CO INC.’S COMMON STOCK. THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT LABRANCHE & CO INC. WILL DISTRIBUTE TO ITS STOCKHOLDERS AFTER LABRANCHE & CO INC. FILES WITH THE SECURITIES AND EXCHANGE COMMISSION ITS “SCHEDULE TO” AND OFFER TO PURCHASE. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. AFTER LABRANCHE & CO INC. FILES ITS “SCHEDULE TO” AND OFFER TO PURCHASE WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 2010, STOCKHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON “SCHEDULE TO,” THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT LABRANCHE & CO INC. WILL BE FILING WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CONTACTING MORROW & CO., LLC, THE INFORMATION AGENT FOR THE TENDER OFFER, AT (800) 607-0088. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

The Company is the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally, and LaBranche Financial Services, LLC, which provides securities execution, fixed income and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar import constitute forward-looking statements. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the Company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

Notwithstanding anything in this release, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.

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